Exhibit 10.30

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Manufacturing Services Agreement

(the “Agreement”)

by and between

Lonza Ltd
Münchensteinerstrasse 38
CH-4002 Basel
Switzerland

- hereinafter “Lonza” -

and

AMAG Pharmaceuticals, Inc.
1100 Winter St, Waltham,
MA 02451

- hereinafter “Customer” –

Effective as of 1 June, 2018 (the “Effective Date”)

Table of Contents

1    Definitions and Interpretation
2    Commitments and Performance of Services
3    Project Management / Steering Committee
4    Quality
5    Insurance
6    Forecasting, Ordering and Cancellation
7    Delivery and Acceptance
8    Price and Payment
9    Intellectual Property
10    Warranties
11    Indemnification and Liability
12    Confidentiality
13    Term and Termination
14    Force Majeure
15    Miscellaneous

Appendix A

Appendix B

Appendix C

Appendix D

Appendix E

Recitals
WHEREAS, Customer is engaged in the development and research of certain products and requires assistance in the development and manufacture of product;
WHEREAS, Lonza and its Affiliates have expertise in the evaluation, development and manufacture of products;
WHEREAS, Lonza and Palatin Technologies, Inc. (“Palatin”) entered into a Service Agreement dated as of November 11, 2015, as amended on January 19, 2016 and November 11, 2017 (the “Palatin Service Agreement”);
WHEREAS, pursuant to a License Agreement entered into as of January 8, 2017, by and between Customer and Palatin (the “Palatin License Agreement”), Palatin was obligated to assign to Customer agreements that relate to the manufacture or supply of the Product, as defined herein, including specifically the Palatin Service Agreement;
WHEREAS, on December 27, 2017, Palatin assigned to Customer the Palatin Service Agreement;
WHEREAS, Customer wishes to engage Lonza for Services relating to the manufacture of the Product as described in this Agreement; and
WHEREAS, Lonza, or its Affiliate, is prepared to perform such Services for Customer on the terms and subject to the conditions set out herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows:
1Definitions and Interpretation

“Affiliate”
means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the relevant Party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the power to direct or cause the direction of the general management and policies of the relevant Party.

“Agreement”	means this agreement incorporating all Appendices, as amended from time to time by written agreement of the Parties.

“Applicable Laws”
means all relevant federal, state and local laws, statutes, rules, and regulations in the Territory which are applicable to a Party’s activities hereunder, including, without limitation, the applicable regulations and guidelines of any Governmental Authority and all applicable cGMP together with amendments thereto.

“Approval”	means the first marketing approval by the FDA or EMA of Product from the Facility for commercial supply.

“Background Intellectual Property”
means any Intellectual Property either (i) owned or controlled by a Party prior to the Effective Date or (ii) developed or acquired by a Party (a) independently from the performance of the Services hereunder during the Term of this Agreement and (b) that does not claim or otherwise expressly incorporate the other Party’s Intellectual Property.

“Batch”	means the Product derived from a single run of the Manufacturing Process, yielding approximately [***] of Product.

"Batch Price"	means the Price of each Batch.

“Binding Forecast”	has the meaning given in Section 6.1.

“Campaign”	means a series of cGMP Batches manufactured consecutively.

“Cancellation Fee”	has the meaning given in Section 6.7.

“Capacity Reservation”	has the meaning given in Section 6.5.

“Certificate of Analysis”	means a document prepared by Lonza listing tests performed by Lonza or approved External Laboratories, the Specifications and test results.

“cGMP”
means those laws and regulations applicable in the Territory, relating to the manufacture of medicinal products for human use, including, without limitation, current good manufacturing practices as specified in the ICH guidelines, including without limitation, ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, US Federal Food Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC, each as may be amended from time to time. For the avoidance of doubt, Lonza’s operational quality standards are defined in internal cGMP policy documents.

“cGMP Batches”	means any Batches which are required under the Project Plan to be manufactured in accordance with cGMP.

“Change”
means any change to the Services, Specifications, pricing or Scope of Work incorporated into a written amendment to the Agreement in accordance with clause 15.2 or effected in accordance with the Quality Agreement.

“Change Order”
means a document in the format provided in Appendix E provided by Lonza to Customer outlining a proposed adjustment (increase or decrease) to the Price and the reasons for such adjustment, such document to be reviewed and signed by both parties to enable such adjustment to take effect.

“Commencement Date”	means the date of commencement of manufacturing activities for a Campaign or Batch hereunder.

“Confidential Information”	means Customer Information and Lonza Information, as the context requires.

“Customer Indemnitees”	has the meaning given in Section 11.1.

“Customer Information”
means all information that is proprietary to Customer or any Affiliate of Customer and that is maintained in confidence by Customer or any Affiliate of Customer and that is disclosed by Customer or any Affiliate of Customer to Lonza under or in connection with this Agreement, including without limitation, the Manufacturing Process, any and all Customer know-how and trade secrets, and any materials supplied by Customer to Lonza in accordance with this Agreement.

“Delivery Date”	means the delivery date of a Batch as set forth in a Purchase Order and confirmed by Lonza in accordance with Section 6.3.

“Disclosing Party”	has the meaning given in Section 12.1.

“EMA”	means the European Medicines Agency, or any successor agency thereto.

“External Laboratories”	means any Third Party instructed by Lonza, with Customer’s prior consent, which is to conduct activities required to complete the Services.

“Facility”	means Lonza’s manufacturing facilities in [***] or such other Lonza facility as may be agreed upon by the Parties.

“Failure to Supply”	has the meaning given in Section 7.4.1.

“FDA”	means the United States Food and Drug Administration, or any successor agency thereto.

“Forecast”	has the meaning given in Section 6.1.

“Governmental Authority”	means any Regulatory Authority and any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity in the Territory.

“Intellectual Property”
means (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered, and (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i) in each case, which exist now or which come to exist in the future, anywhere in the world.

“LOI”	has the meaning given in Section 2.4.

“LOI Batch”	has the meaning given in Section 2.4.

“Lonza Indemnitees”	has the meaning given in Section11.2.

“Lonza Information”
means all information that is proprietary to Lonza or any Affiliate of Lonza and that is maintained in confidence by Lonza or any Affiliate of Lonza and that is disclosed by Lonza or any Affiliate of Lonza to Customer under or in connection with this Agreement, including without limitation, any and all Lonza know-how and trade secrets.

“Lonza Manufacturing-related IP”	has the meaning given in Section 9.7.

“Lonza Release”	has the meaning given in Section 7.1.

“Manufacturing Process”	means the production process provided by Customer for the manufacture of Product, as such process may be improved or modified from time to time by agreement of the Parties in writing.

“Master Batch Record”
means the document, proposed by Lonza and approved by Customer, which defines the manufacturing methods, test methods and other procedures, directions and controls associated with the manufacture and testing of Product.

“Minimum Quantity”	has the meaning given in Section 6.4.

“Minimum Quantity Penalty”	has the meaning given in Section 6.4.

“Necessary Consumables”	has the meaning given in Section 2.8.

“New Customer Intellectual Property”	has the meaning given in Section 9.2.

"New General Application Intellectual Property”	has the meaning given in Section 9.3.

“Party”	means each of Lonza and Customer and, together, the “Parties”.

“Price”	means the price for the Services and Products as set out in Appendix A.

“Process Validation Batch”	means a Batch that is produced with the intent to show reproducibility of the Manufacturing Process and is required to complete process validation studies.

“Product”	means the proprietary molecule identified by Customer as PI-001 (Bremelanotide), to be manufactured using the Manufacturing Process by Lonza for Customer as specified in the Project Plan.

“Project Plan”
means the plan(s) describing the Services to be performed by Lonza under this Agreement, including any update and amendment of the Project Plan to which the Parties may agree from time to time. The initial Project Plan is attached hereto as Appendix B.

“Purchase Order”	has the meaning set forth in Section 6.2.

“Quality Agreement”
means the quality agreement, attached hereto as Appendix C, setting out the responsibilities of the Parties in relation to quality as required for compliance with the Manufacturing Process, Specifications and cGMP.

“Raw Materials”
means all general ingredients, solvents, amino acids, and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials detailing the same (excluding [***], which is defined as “Specialty Material” herein).

“Receiving Party”	has the meaning given in Section 12.1.

“Specialty Material”	means [***].

"Specialty Material Fee"	means a procurement and handling fee of [***] of the acquisition cost of Specialty Material by

Lonza that is charged to the Customer in accordance with Section 2.9. In the event that Specialty Material will be used less than [***] times, the handling fee for the next purchase of Specialty Materials shall be reduced to [***].

“Regulatory Authority”	means the FDA, EMA and any other similar regulatory authorities in the Territory.

“Release for Delivery”	has the meaning given in Clause 7.1.

“Services”
means all or any part of the services to be performed by Lonza under this Agreement (including, without limitation, process and analytical method transfer, process development, process optimization, validation, clinical and commercial manufacturing, as well as quality control and quality assurance activities), particulars of which are set out in a Project Plan and the Quality Agreement.

“Specifications”	means the specifications of the Product as specified in Appendix D, which may be amended from time to time in accordance with this Agreement.

“Term”	has the meaning given in Section 13.1.

“Territory”	means the United States, European Union and such other countries as may be agreed upon by the Parties.

“Third Party”	means any party other than Customer, Lonza and their respective Affiliates.

“Up-Front Payment”	has the meaning set forth in Appendix A.

In this Agreement references to the Parties are to the Parties to this Agreement, headings are used for convenience only and do not affect its interpretation, references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, references to the singular include the plural and vice versa, and references to the word “including” are to be construed without limitation.

2    Commitments and Performance of Services

2.1
Performance of Services. Lonza shall itself and through its Affiliates, diligently carry out the Services as provided in the Project Plan. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement. Lonza may subcontract or delegate any of its rights or obligations under this Agreement to an External Laboratory to perform the Services only with prior written consent from Customer; provided, that any External Laboratories shall be subject to the same obligations and other provisions contained in this Agreement or any applicable Project Plan. In the event that Customer requests

Lonza to outsource certain services to an External Laboratory appointed by Customer, Lonza shall not be responsible for analytical lab services performed by External Laboratories.

2.2
cGMP Batch(es). Lonza will, in accordance with the terms of this Agreement and Quality Agreement, manufacture at the Facility and deliver to Customer, cGMP Batches that comply with the Manufacturing Process, cGMP and the Specifications, together with a Certificate of Analysis and all other documentation as set forth in the Quality Agreement. Prior to commencement of cGMP manufacturing in 2018, Lonza shall review the process assumptions. In the event that there is a material difference in the process assumptions as compared with the process results demonstrated during previous manufacturing campaigns, the Parties shall meet to discuss in good faith to resolve the matter.

2.2.1
Notwithstanding anything herein to the contrary or in the Quality Agreement, except as otherwise agreed to by Customer in writing or as may be required to comply with Applicable Laws (including cGMPs), Lonza shall not amend, change, or supplement any of the following without Customer’s prior written consent: (1) the Specifications; (2) the specifications for or the source of Raw Materials or Specialty Materials that have regulatory impact; (3) the equipment and machinery, other than in-kind replacements, used in the manufacture of Product that have a direct impact on the quality of the Product; (4) the test methods used in connection with manufacturing Product that have regulatory impact; or (5) the Manufacturing Process.

2.2.2
In the event that Lonza is required to change any of the foregoing in order to comply with a change in an Applicable Law (including cGMPs) or such change is otherwise agreed to by Customer in writing, Lonza shall: (i) immediately notify Customer of such change and use commercially reasonable efforts to implement such change as soon as reasonably practicable; (ii) be responsible for ensuring that all Product manufactured following such change meets the Specifications; and (iii) provide Customer with all information with respect to the manufacture of the Product in connection with such change needed to amend any regulatory filings maintained with respect to the Product. [***].

2.2.3
In the event that Customer desires to propose a discretionary change (i.e., changes which are not required by cGMPs or other Applicable Laws) under Section 2.2.1 during the Term, the Parties shall discuss such discretionary changes and any manufacturing issues identified by either Party in connection with implementing such change. In all cases, such discretionary changes shall be made in accordance with any change control procedures in the Quality Agreement to the extent applicable. [***].

2.2.4
In the event that Lonza desires to propose a discretionary change (i.e., changes which are not required by cGMPs or other Applicable Laws) under Section 2.2.1 during the Term, the Parties shall discuss such discretionary changes and any manufacturing issues identified by either Party in connection with implementing such change. In all cases, such discretionary changes shall be made in accordance with any change control procedures in the Quality Agreement to the extent applicable. [***].

2.2.5	Lonza acknowledges that any such change(s) under this Section 2.2 shall, in each case, comply with cGMP, this Agreement and the Quality Agreement. Any such amended Specifications shall be reflected in and attached hereto as an amended and restated Appendix D.

2.3
Process Validation Batches. Customer may request Lonza to manufacture and deliver Process Validation Batches as mutually agreed by Parties sufficient to document the operability and reproducibility of the Manufacturing Process and permit the Parties to complete and file the necessary regulatory documents. Any and all validation effort shall be additional and outside the scope of this Project Plan. No Validation effort is currently anticipated as part of the current Project Plan.

2.3.1
Upon request of Customer, Lonza and Customer shall further discuss and agree to a process validation plan identifying the validation requirements of the Manufacturing Process. Any and all process validation activities are not considered as part of the Project Plan and are excluded from the Prices within this Agreement. Any such future Process Validation or Process Validation Batches shall be approved by the Customer in advance and shall be paid for by the Customer at a Price to be determined in a separate Project Plan.

2.4
Letter of Intent. The Parties entered into a Letter of Intent dated [***] (the “LOI”) [***] (the “LOI [***]”). In accordance with Sections 6(c) and 11 of the LOI, the terms covenants and conditions of this Agreement govern the supply of the LOI [***] and such LOI [***] is deemed to be Product manufactured by Lonza and supplied to AMAG under this Agreement. In the event of a conflict between this Agreement and the LOI, this Agreement shall control.

2.5
Regulatory Support Activities. Any regulatory support documentation (including, without limitation, documentation related to pre-Approval inspection and provision of any data and information (in English) relating to Lonza’s performance under this Agreement) required and agreed to by Customer to support and maintain the Approval of the Product from the Facility shall be performed and supported by Lonza as reasonably requested by Customer. [***]. If required, additional regulatory support activities shall be approved by the Customer in advance, [***] at a price set out in a separate Project Plan.

2.6
Commercial manufacturing and supply. Customer shall purchase Product from Lonza during the Term at the Price outlined in Attachment A. Lonza shall manufacture all Product as ordered and accepted per Section 6, under this Agreement at the Facility and pursuant to the terms hereof and the Quality Agreement. Manufacturing of Product may not be relocated from the Facility without Customer’s prior written consent.

2.7
Supply of Customer Information. Customer shall supply to Lonza all Customer Information and other information or materials that may be reasonably required by Lonza to perform the Services. Lonza shall not be responsible for any delays arising out of Customer’s failure to provide such Customer Information or other information or materials reasonably required to perform the Services to Lonza.

2.8
Raw Materials. Lonza shall procure all required Raw Materials as well as consumables necessary to perform the Services (the “Necessary Consumables”). In order to fulfil its obligations under this Agreement, Lonza may purchase and hold a minimum of [***] extra Batch’s requirements of Raw Materials to serve as safety stock.

2.9
Specialty Material and Specialty Material Fee. Specialty Material is not considered part of the Raw Materials and shall be ordered and invoiced separately from Raw Materials. Specialty Material shall be ordered and stocked by Lonza only upon reasonable notice to and approval by Customer, such notice not to be unreasonably withheld. The Specialty Material Fee is intended compensate Lonza for the procurement and handling of the Specialty Material, any development or validation efforts Lonza performs in order to prepare, use, clean and/or store Specialty Material (including any experimentation to determine the number of times Specialty Material may be reused), and Lonza’s preparation, use, cleaning and/or storage of Specialty Material. Lonza shall submit an invoice to Customer, together with sufficient substantiating documentation, for the cost of Specialty Material and the associated Specialty Material Fee. Customer shall pay invoices under this Section in accordance with Section 8.

3    Project Management / Steering Committee

3.1
Project Plan. With respect to the Services to be governed by this Agreement, a Project Plan shall be added by agreement in a writing signed by the Parties and appended to Appendix B. The Project Plan shall include a description of the Services to be provided and such other information as is necessary for performance of the Services. In the event of a conflict between the terms of a Project Plan and this Agreement, the terms of this Agreement will govern unless the terms of the Project Plan expressly override the terms of the Agreement set forth herein.

3.2	Project Management. Each party will appoint a project manager who will be the party responsible for overseeing the Project Plan.

3.3
Steering Committee. Each Party shall name a mutually agreed upon equal number of representatives for the Steering Committee, which shall meet twice per calendar year, or as otherwise mutually agreed by the Parties. In the event that a Steering Committee dispute cannot be resolved, such dispute shall be escalated to a senior executive of each of Customer and Lonza.

The primary function of the Steering Committee is to ensure the ongoing communication between the Parties and discuss and resolve any issues arising under this Agreement. In addition to the primary function described above, the Steering Committee shall also take on the following responsibilities:

3.3.1	discuss and seek resolution of issues around management of the Services;

3.3.2	agree and monitor deadlines and milestones for the Services; and

3.3.3
discuss and recommend any changes to the Services (although such changes will not take effect until they have been incorporated into a written amendment to the Project Plan which has been signed by the Parties).

3.4
Person in Plant. In addition to the inspection and audit rights set forth in Section 4.2 and the Quality Agreement, Customer shall be permitted to have, at no additional cost, [***] at the Facility as reasonably requested by Customer, [***] the Manufacturing Process for the purpose of observing, reporting on, and consulting as to the performance of the Services. Such [***] shall be subject to and agree to abide by confidentiality obligations of this Agreement and Lonza’s customary practices and operating procedures regarding persons in plant, and such [***] agrees to comply with all instructions of Lonza’s employees at the Facility.

4    Quality

4.1
Responsibility for quality assurance and quality control of Product shall be allocated between Customer and Lonza as set forth in the Quality Agreement. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall prevail except on quality matters where the Quality Agreement shall prevail. Lonza and Customer commit to enter into the Quality Agreement in a timely manner, but in no event later than the commencement of cGMP manufacturing.

4.2	Inspections by Regulatory Authorities and audits shall be in accordance with the Quality Agreement.

5    Insurance

5.1
Each Party shall, during the Term and for [***] years after delivery of the last Product manufactured or Services provided under this Agreement, obtain and maintain [***] from a qualified insurance company, comprehensive general liability insurance including, but not limited to product liability coverage in the amount of at least [***] per claim. Each Party shall provide the respective other Party with a copy of the certificate of such insurance upon reasonable request.

6    Forecasting, Ordering and Cancellation

6.1
Forecast and Binding Forecast. No later than the first (1st) day of each calendar quarter, Customer shall supply Lonza with a written forecast showing Customer’s good faith estimated quarterly requirements for Batches for the following [***] period (the “Forecast”). No later than [***] following Lonza’s receipt of a Forecast, Lonza shall provide written notice to Customer of whether it has (as of the date of receipt of the Forecast) capacity available to manufacture the number of Batches forecasted therein and shall provide Customer with an estimated production schedule showing the estimated Commencement Date and delivery date of each Batch. In the event Customer disputes all or a portion of such production schedule provided by Lonza, the Parties agree to negotiate in good faith the disputed portion(s) of such production schedule. Upon agreement between the Parties regarding the production schedule set forth in the Forecast, the first [***] of such Forecast shall be binding on both Parties (the “Binding Forecast”). For the sake of clarity, such Binding Forecast shall include at least the Minimum Quantity as set forth in Section 6.4. If the Binding Forecast exceeds the Capacity Reservation as set forth in Section 6.5, Lonza will use commercially reasonable efforts to include such excess Batch(es) in its production schedule.

6.2
Purchase Order. Customer shall provide Lonza with a binding purchase order in writing (the “Purchase Order”) a minimum of [***] prior to the scheduled Commencement Date of each Batch consistent with the Binding Forecast under Section 6.1.

6.3
Purchase Order Confirmation. Lonza shall confirm the delivery date as set out in each Purchase Order within [***] business days of receipt from Customer of the relevant Purchase Order (the “Delivery Date”). Upon confirmation, each Purchase Order will be regarded by the Parties as a binding commitment by Lonza to manufacture and to deliver to Customer the Batch according to the requirements set out in such Purchase Order. Lonza will make commercially reasonable efforts to effect delivery as close as possible to the Delivery Date set forth in the Purchase Order confirmation, provided that in no event shall actual delivery be greater than [***] before or after such Delivery Date. [***]. Any additional or inconsistent terms or conditions of any Purchase Order, acknowledgement or similar standardized form given or received pursuant to this

Section shall have no effect and such additional or inconsistent terms or conditions are hereby rejected.

6.4
Minimum Quantity. Customer undertakes to purchase from Lonza a minimum of [***] per calendar year during the Term of the Agreement (“Minimum Quantity”). For the purposes of this section, a Batch is considered “purchased” as of the Commencement Date in the Purchase Order confirmed by Lonza in accordance with Section 6.3. If Customer fails to purchase the Minimum Quantities in any calendar year, Lonza shall submit an invoice to Customer in January of the next calendar year and Customer shall pay the [***] ("Minimum Quantity Penalty"), within [***] after receipt of such invoice.

6.5
Capacity Reservation. Lonza shall reserve capacity to manufacture the Minimum Quantity agreed between the Parties plus [***] per applicable calendar year during the Term of the Agreement, starting in 2019 (“Capacity Reservation”).

6.6
First Commercial Batch. Lonza agrees to manufacture [***]. This commercial [***] will be manufactured in accordance with the Specifications. The Parties agreed upon the pricing of [***] in the Letter of Intent entered into as [***].

6.7
Cancellation Fee. Customer may cancel a Purchase Order upon written notice to Lonza, subject to the payment of a cancellation fee equal to [***] with supplier, of each such Batch cancelled under the Purchase Order (the "Cancellation Fee"). Any Up-Front Payment paid by Customer to Lonza in accordance with Appendix A shall be deducted from such Cancellation Fee; provided, however, to the extent that such Up-Front Payment was used by Lonza to purchase Raw Materials in reliance on such cancelled Purchase Order, (i) the cost of such Raw Materials, as substantiated by sufficient documentation, shall not be deducted from the Cancellation Fee, and (ii) such Raw Materials shall be used by Lonza in the preparation of a subsequent Batch (and the cost of such Raw Materials shall be deducted from the Batch Price for such subsequent Batch) or otherwise disposed of at Customer’s direction. Any Cancellation Fee shall be payable in accordance with Section 8 herein. For the purpose of calculating whether Customer has purchased the Minimum Quantity in accordance with Section 6.4, any Batch in a Purchase Order that is cancelled under this Section 6.7 and for which the applicable Cancellation Fee has been paid by Customer will be considered a Batch “purchased” as of the Commencement Date in such cancelled Purchase Order.

6.8
Rescheduling. Lonza shall have the right to reschedule a Commencement Date of any Batch or Campaign once upon [***] prior written notice to Customer, provided that the resulting rescheduled Delivery Date is targeted not to exceed [***] later than the confirmed Delivery Date and for the purpose of calculating whether Customer has purchased the Minimum Quantity in accordance with Section 6.4, such rescheduled Batch will be considered “purchased” as of the original Commencement Date in the confirmed Purchase Order. If the Customer requests to change the Commencement Date, Lonza will make all reasonable attempts to accommodate the request; provided, however, in the event that this change would impact other projects scheduled for occupancy in the designated suite or suites, manufacture of the Customer’s Batch or Campaign may be delayed until an adequate time period is available in the Facility schedule. Parties shall discuss in good faith the impact such rescheduling request has. Any delay requested by Customer of more than [***] shall be considered a cancellation of the Purchase Order and shall be subject to the Cancellation Fee set forth in Section 6.7.

6.9	Product Quantities. A Batch of [***] of Product (the “Target Quantity”), up to a maximum of [***] above or below, will be invoiced according to the Batch Price as set forth in Appendix A.

In case of quantities below [***] of the Target Quantity), Lonza shall invoice and Customer shall pay (i) the Batch Price minus (ii) the Batch Price multiplied by the number of kilograms produced less than [***] divided by the Target Quantity. For example: In case the quantity is [***]))).

In case of quantities above [***] of the Target Quantity) Lonza shall invoice and Customer shall pay (i) the Batch Price plus (ii) the Batch Price multiplied by the number of kilograms produced in excess of [***] divided by the Target Quantity. For example: In case the quantity is [***]))).

The Purchase Order shall be fulfilled if at least [***] of the Target Quantity is delivered. In the event that [***] or less of the Target Quantity for any Batch is delivered, (a) the Parties will negotiate in good faith the scheduling of the manufacture of a subsequent Batch, and Lonza will use its best efforts to prioritize the scheduling of such subsequent Batch so as to minimize disruption of Customer’s supply of Product, and (b) at Customer’s discretion, such subsequent Batch shall be considered a Batch “purchased” in the next calendar year for purposes of calculating whether Company has purchased the Minimum Quantity in accordance with Section 6.4.

7    Delivery and Acceptance

7.1
Delivery. Lonza shall deliver to Customer all documentation as set forth in the Quality Agreement and as is reasonably required to meet all applicable regulatory requirements of the Governmental Authorities, including without limitation Master Batch Records, Certificates of Analysis, deviations, and Batch records in accordance with the Quality Agreement (the “Lonza Release”). After the Lonza Release, [***] in accordance with Appendix A and Section 8. Customer shall be responsible for reviewing such documentation and for final release for delivery of the Product to Customer within [***] after Lonza Release in accordance with the Quality Agreement, and upon approval of such documentation by Customer, Lonza shall deliver the Product [***] on a date mutually agreed to by the Parties in accordance with Section 7.2 (the “Release for Delivery”) and title and risk of loss shall transfer to Customer [***].

7.2
Storage. Customer shall arrange for shipment and take delivery of such Batch from the Facility, at [***] expense, within [***] after Lonza Release or [***]. Lonza shall provide storage in accordance with the requirements set forth in the Quality Agreement on a bill and hold basis for such Batch(es) at [***] for up to [***]; provided that any additional storage beyond [***]. In addition to Section 8.2, below, [***] shall be responsible for all value added tax (VAT) and any other applicable taxes, levies, import, duties and fees of whatever nature imposed as a result of any storage. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Lonza be required to store any Batch for more than [***] after Release for Delivery. Within [***] following a written request from Lonza, Customer shall provide Lonza with a letter in form satisfactory to Lonza confirming the bill and hold status of each stored Batch.

7.3	Acceptance/Rejection of Product.

7.3.1	Promptly following Lonza Release of a Batch, Customer shall inspect such Batch and shall have the right to test such Batch to determine compliance with the

Product Specifications. Customer shall notify Lonza in writing of any rejection of a Batch based on any claim that it fails to meet Specifications within [***] of Release for Delivery, after which time all unrejected Batches shall be deemed accepted. Customer shall inform Lonza in writing in case of concealed or latent defects (i.e. not discovered by routine quality control means), promptly upon discovery of such defects but no later than [***] after delivery of the Product.

7.3.2
In the event that Lonza believes that a Batch has been incorrectly rejected, Lonza may require that Customer provide to it Batch samples for testing. Lonza may retain and test the samples of such Batch. In the event of a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results fall within relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall cause an independent laboratory promptly to review records, test data and perform comparative tests and analyses on samples of the Product that allegedly fails to conform to Specifications. Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules.

7.3.3
Lonza shall Reprocess or Rework any Batch, as defined in the Quality Agreement, or, if Reprocessing or Reworking is not possible, replace any Batch that fails to conform with the Specifications (a “Failed Batch”). In the event that such failure of the Failed Batch is determined by the Parties or the independent laboratory in accordance with Section 7.3.2 to be attributable to the Manufacturing Process supplied to Lonza by Customer (“AMAG Failed Batch”), then such Reprocessing, Reworking or replacement will be at [***] cost, including the cost of Raw Materials and Necessary Consumables, according to a schedule mutually agreed to by the Parties, which shall in any event be as promptly as practicable.

In the event that it is determined by the Parties or the independent laboratory in accordance with Section 7.3.2 that such failure of the Failed Batch is not attributable to the Manufacturing Process supplied to Lonza by Customer (“Lonza Failed Batch”), then such Reprocessing, Reworking or replacement will be at [***] cost, including the cost of Raw Materials and Necessary Consumables, and according to a schedule mutually agreed to by the Parties, which shall in any event be as promptly as practicable. If Lonza is or will be unable to (i) Reprocess or Rework such Lonza Failed Batch and deliver the resulting Product within [***] of the Delivery Date, or (ii) replace such Lonza Failed Batch and deliver the resulting Product within [***] of the Delivery Date, then in either case Lonza shall instead, at Customer’s discretion, refund the Batch Price of the Lonza Failed Batch to Customer. In the event that [***] or more consecutive Lonza Failed Batches occur during the Term, Customer may, at its discretion, terminate this Agreement.

Regardless of the remedy elected by Customer under this Section 7.3.3, for the purpose of calculating whether Customer has purchased the Minimum Quantity in accordance with Section 6.4, a Failed Batch shall be considered a Batch “purchased” on the Commencement Date of such Batch as specified in the Purchase Order.

Except for Lonza’s indemnification obligations set forth in Section 11.1, Customer acknowledges and agrees that its sole remedy with respect to a Lonza Failed Batch is as set forth in this Section, and in furtherance thereof, Customer hereby waives all other remedies at law or in equity regarding the foregoing claims.

7.4	Failure to Supply

7.4.1
If Lonza is or will be unable, for any reason (not including an event of Force Majeure under Section 14 hereof) to supply a Batch in accordance with the quantity and/or on the Delivery Date specified in a Purchase Order confirmed by Lonza in accordance with Section 6.3 or as rescheduled in accordance with Section 6.8 (“Failure to Supply”), Lonza shall immediately upon discovery notify Customer in writing of such circumstance. Within [***] of discovery of such Failure to Supply, Lonza shall notify Customer of the cause of such failure and shall propose a plan of remediation.

7.4.2
If Lonza is unable to remedy the Failure to Supply within [***] after the Delivery Date specified in the Purchase Order confirmed by Lonza in accordance with Section 6.3, then Customer may, at its discretion, cancel such Purchase Order, provided that in the event of such a cancellation, (i) the Cancellation Fee set forth in Section 6.7 shall not apply to such canceled Purchase Order, (ii) the Batch set forth in such canceled Purchase Order shall be considered a Batch “purchased” on the Commencement Date of such Batch as specified in the Purchase Order for purposes of calculating whether Company has purchased the Minimum Quantity in accordance with Section 6.4, and (iii) any Up-Front Payment paid by Customer to Lonza according to Appendix A shall be, at Customer’s discretion, fully refunded to Customer or applied to the Batch Price for a subsequent Batch.

7.4.3
Lonza shall promptly notify Customer when Lonza can resume supply of Product in accordance with this Agreement and provide Customer with a date for Delivery of the Product in accordance with Customer’s needs.

7.4.4	In the event that [***] or more consecutive Supply Failures occur during the Term, Customer may, at its discretion, terminate this Agreement.

8    Price and Payment

8.1	Pricing for the Services provided by Lonza are set out in, and based on the assumptions and information set out in Appendix A.

8.2
Unless otherwise indicated in writing by Lonza, all Prices and charges are exclusive of value added tax (VAT) and of any other applicable taxes, levies, import, duties and fees of whatever nature imposed by or under the authority of any government or public authority and all such charges applicable to the Services shall be paid by Customer.

8.3
All invoices are strictly net of any deduction and payment must be made within [***] of date of receipt of invoice. Customer will inform Lonza in writing if it disputes any invoice or amounts specified therein within [***] of its receipt thereof.

8.4
Any payments due hereunder which are not made within [***] after the due date of such payments shall be subject to default interest at the lesser of (i) rate of [***] per month or (ii) the [***], such interest to accrue on a day to day basis until full payment, provided that if any portion of an invoice is disputed by Customer on justified grounds,

Customer shall pay the undisputed amounts in accordance with the terms above, and the Parties shall use good faith efforts to resolve differences or discrepancies with regard to any disputed amount as soon as practicable.

8.5
Price adjustments. Not more than once per calendar year, Lonza may adjust the Batch Price in accordance with [***] increase for the previous calendar year, such increase not to exceed [***] in any calendar year, provided that Lonza provides Customer with sufficient documentation to substantiate such proposed increase. The new Batch Price reflecting any such adjustment shall be effective for any Batch for which the Commencement Date is on or after the date of Lonza’s notice to Customer of the Price adjustment. In the event of an adjustment to the Batch Price under this Section 8.5, Lonza will submit a Change Order to the pricing to substantiate the change at least [***] prior to the proposed change, to be signed by both Parties.

8.6	Capital Equipment. Any capital equipment required for the performance of the Services shall be acquired on terms to be agreed by the Parties prior to commencement of the relevant Services.

9    Intellectual Property

9.1
Except as expressly otherwise provided herein, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party, including any improvements made thereto during the Services under this Agreement.

9.2
Subject to Section 9.3, Customer shall own all right, title, and interest in and to [***] (collectively, the “New Customer Intellectual Property”). For avoidance of doubt, New Customer Intellectual Property shall include [***].

9.3
Subject to Section 9.2, and subject to the license granted in Section 9.5, Lonza shall own all right, title and interest in [***] (“New General Application Intellectual Property”). For avoidance of doubt, New General Application Intellectual Property shall include [***].

9.4
Lonza agrees to assign and hereby assigns to Customer all of its right, title and interest in any New Customer Intellectual Property. Lonza shall execute, and shall require its personnel as well as its Affiliates, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to execute, any documents reasonably required to confirm Customer’s ownership of the New Customer Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Customer Intellectual Property. Customer agrees to assign and hereby assigns to Lonza all of its right, title and interest in any New General Application Intellectual Property. Customer shall execute, and shall require its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of the Services to execute, any documents reasonably required to confirm Lonza’s ownership of the New General Application Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New General Application Intellectual Property.

9.5
Subject to the terms and conditions set forth herein (including the payment of the Price as required above), Lonza hereby grants to Customer a non-exclusive, world-wide, fully paid-up, irrevocable, transferable license, including the right to grant sublicenses, under the Lonza Background Intellectual Property and the New General Application Intellectual

Property to use, offer for sale, sell, export and import the Product manufactured under this Agreement.

9.6
Subject to the terms and conditions set forth herein, Customer hereby grants Lonza the non-exclusive right to use the Customer Information, Customer Background Intellectual Property and New Customer Intellectual Property during the Term solely for the purpose of fulfilling its obligations under this Agreement.

9.7
Customer has the right to transfer the Manufacturing Process to itself and any Third Party. Lonza shall provide reasonably necessary documents to complete such technology transfer and [***] (based on a full-time employee rate for such support) and expenses that are substantiated by sufficient documentation. If any Lonza Confidential Information, Lonza Background Intellectual Property, or New General Application Intellectual Property is useful in manufacturing the Product (“Lonza Manufacturing-related IP”), the Parties shall negotiate in good faith the terms and conditions of a [***] license under such Lonza Manufacturing-related IP for the manufacture of the Product, provided, additionally, that any such license shall be [***].

10    Representations and Warranties

10.1	Lonza represents and warrants that:

10.1.1	the Services shall be performed in accordance with all Applicable Laws;

10.1.2
except with respect to any development services and preparation batches as needed, the manufacture of Product shall be performed in accordance with cGMP and the Quality Agreement and will, at the date of delivery, meet the Specifications at the date of delivery and not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act, or any similar Applicable Laws;

10.1.3
it or its Affiliate holds, and shall maintain during the Term, all necessary permits, approvals, consents and licenses to enable it to perform the Services at the Facility in accordance with Applicable Laws, the Quality Agreement and this Agreement;

10.1.4
it is under no contractual or other obligation or restriction that is inconsistent with its execution or performance of this Agreement, and it will not enter into any agreement, either written or oral, that would conflict with its responsibilities under this Agreement;

10.1.5
at the Effective Date of this Agreement and to the best of its knowledge, the performance and provision of Services will not infringe or misappropriate any patent, trade secret or other proprietary or Intellectual Property rights of any Third Party;

10.1.6
it will promptly notify Customer in writing if it becomes aware of a claim from a Third Party that its performance of the Services or the use, offer for sale, sale, import or export by the Customer of the Product manufactured under this Agreement infringes any Intellectual Property or other rights of any Third Party;

10.1.7
as of the Effective Date of this Agreement and to the best of its knowledge, any Third Party property that is either (i) used in Lonza’s performance of the Services or (ii) incorporated into the Services or the Product manufactured under this

Agreement or (iii) subject to a sub-license from Lonza to Customer under the terms of this Agreement is under a valid license, with the right to sublicense, from the Third Party;

10.1.8
Lonza, its employees, affiliates, contractors, and agents used to perform Services under this Agreement, and any of their respective officers or directors, as applicable: (i) have not been debarred and are not subject to a pending debarment, (ii) are not disqualified and are not subject to a pending disqualification proceeding by any government or regulatory agency from performing the Services, and (iii) have not been convicted of a crime for which a person can be debarred under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act or under any analogous law or regulation under Applicable Laws, and are not subject to any such pending action upon execution of this Agreement; and Lonza will notify Customer immediately if Lonza, its employees, affiliates, contractors, and agents, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Lonza’s knowledge, is threatened; and

10.1.9	it has the necessary corporate authorizations to enter into and perform this Agreement.

10.2	Customer warrants that:

10.2.1
at the Effective Date of this Agreement and to the best of its knowledge, Lonza’s use of the Customer Information and Customer Intellectual Property in connection with the performance of the Services shall not infringe any Third Party Intellectual Property rights;

10.2.2
Customer will promptly notify Lonza in writing if it becomes aware of a claim from a Third Party that Customer Information and Customer Intellectual Property or that the use by Lonza thereof for the provision of the Services infringes any Intellectual Property or other rights of any Third Party;

10.2.3	Customer has the necessary corporate authorizations to enter into this Agreement;

10.2.4
Customer, its employees, affiliates, contractors, and agents used to perform Services under this Agreement, and any of their respective officers or directors, as applicable: (i) have not been debarred and are not subject to a pending debarment, (ii) are not disqualified and are not subject to a pending disqualification proceeding by any government or regulatory agency from performing the Services, and (iii) have not been convicted of a crime for which a person can be debarred under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act or under any analogous law or regulation under Applicable Laws, and are not subject to any such pending action upon execution of this Agreement upon execution of this Agreement; and Customer will notify Lonza immediately if Lonza, its employees, affiliates, contractors, and agents, or any person used to perform Services under this Agreement, or any of their respective officers or directors, as applicable, is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Customer’s knowledge, is threatened.

10.3
The Parties hereby acknowledge that Customer is publicly traded on the NASDAQ National Market System under the symbol "AMAG".  Further, each party is aware and will advise its employees, consultants and representatives who are informed of matters that are the subject of this Agreement, of the restrictions imposed by certain federal and state securities laws on the purchase or sale of securities by any person who has received or had access to material, nonpublic information concerning a company and on the communication of such information to any other person when it is  reasonably foreseeable that such person is likely to purchase or sell such securities in reliance on such information.

10.4
DISCLAIMER: THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, AND ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11    Indemnification and Liability

11.1
Indemnification by Lonza. Lonza shall indemnify the Customer, its Affiliates, and their respective officers, employees and agents (“Customer Indemnitees”) for any loss, damage, costs and expenses (including reasonable attorney fees) that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given by Lonza in this Agreement, or (ii) Lonza’s or Lonza’s Indemnitees’ negligence or intentional misconduct in performing any obligations under this Agreement, or (iii) any claims alleging that the Services (excluding use by Lonza of Customer Information and Customer Background Intellectual Property) infringe any Intellectual Property rights of a Third Party except, in each case, to the extent that such claims resulted from the negligence, intentional misconduct or breach of this Agreement by any Customer Indemnitees.

11.2
Indemnification by Customer. Customer shall indemnify Lonza, its Affiliates, and their respective officers, employees and agents (“Lonza Indemnitees”) from and against any loss, damage, costs and expenses (including reasonable attorney fees) that Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of (i) any material breach of the warranties given by Customer in this Agreement, or (ii) any claims alleging that Lonza’s use of the Customer Intellectual Property or Customer Information in the performance of Services infringes any Intellectual Property rights of Third Parties, or (iii) Customer’s or Customer’s Indemnitees’ negligence or intentional misconduct in performing any obligations under this Agreement, or (iv) the manufacture (except pursuant to this Agreement), use, sale, or distribution of any Product, including any claims of product liability; except, in each case, to the extent that such claims (A) resulted from the negligence, intentional misconduct or breach of this Agreement by any Lonza Indemnitees, or (B) resulted in any loss, damage, costs and expenses (including reasonable attorney fees) for which Lonza is liable pursuant to Clause 11.1 above.

11.3
Indemnification Procedure. If the Party to be indemnified intends to claim indemnification under this Clause 11, it shall promptly notify the indemnifying Party in writing of such claim. The indemnitor shall have the right to control the defense and settlement thereof; provided, however, that any indemnitee shall have the right to retain its own counsel at its own expense. The indemnitee, its employees and agents, shall reasonably cooperate with the indemnitor in the investigation of any liability covered by this Clause 11. The failure to deliver prompt written notice to the indemnitor of any claim, to the extent prejudicial to its ability to defend such claim, shall relieve the indemnitor of its obligation to the indemnitee under this Clause 11 to the extent so prejudiced. The indemnitor shall not settle or compromise any claim in any manner that could have an adverse effect upon any indemnitee without such indemnitee’s consent, which shall not be unreasonably withheld or delayed.  The indemnitor shall not make any admission of liability in respect of any claim without the prior written consent of the indemnitee(s).

11.4
DISCLAIMER OF CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR [***] ARISING FROM OR RELATED TO THIS AGREEMENT, EXCEPT TO THE EXTENT RESULTING FROM FRAUD, NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR A BREACH OF SECTION 12.

11.5
LIMITATION OF LIABILITY. LONZA’S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, [***] UNDER THIS AGREEMENT IN THE [***] (OR IN THE CASE OF RELATED CAUSES OF ACTION, [***]), EXCEPT TO THE EXTENT RESULTING FROM INDEMNIFIABLE THIRD PARTY CLAIM UNDER CLAUSE 11.1 (i) OR (ii) ABOVE, LONZA’S FRAUD, NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR A BREACH OF SECTION 12.

12    Confidentiality

12.1
Except as expressly permitted otherwise herein, the Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term from or on behalf of the other Party (the “Disclosing Party”) using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to the Receiving Party, observed by the Receiving Party or its employees, agents, consultants, or representatives, or otherwise learned by the Receiving Party under this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary.

12.2
Notwithstanding the foregoing, Receiving Party may disclose to any courts and/or other authorities Confidential Information which is required to be disclosed pursuant to applicable governmental or administrative or public law, rule, regulation or order. In such case the Receiving Party will, to the extent legally permitted, (i) inform the other Party promptly in writing, (ii) cooperate with the Disclosing Party to secure confidential treatment for such Confidential Information, and (iii) seek to minimize the extent of Confidential Information which is required to be disclosed to the courts and/or authorities.

12.3	The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information, which:

12.3.1	at the time of disclosure was publicly available; or

12.3.2	is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party; or

12.3.3
as the Receiving Party can establish by contemporaneous written records, was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party; or

12.3.4	is supplied to a Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party, as evidenced by contemporaneous written records; or

12.3.5	is developed by the Receiving Party independently from and without use of the Confidential Information, as evidenced by contemporaneous written records.

12.4
The Receiving Party will use Confidential Information only for the purposes of this Agreement and will not make any use of the Confidential Information for its own separate benefit or the benefit of any Third Party including, without limitation, with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.

12.5
Each Party will restrict the disclosure of Confidential Information to such officers, employees, consultants and representatives of itself and its Affiliates who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Receiving Party shall bind its and its Affiliates’ officers, employees, consultants and representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information.

12.6
The Receiving Party shall be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the officers, employees, consultants and representatives of itself or its Affiliates.

12.7
Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 12 by a Party may cause irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or in equity, the non-breaching Party shall be entitled to seek injunctive relief.

12.8
The confidentiality and non-use obligations imposed by this Agreement shall expire with respect to any particular item of a Disclosing Party's Confidential Information on the [***] anniversary of the date of disclosure of such Confidential Information (and in the case of trade secrets, until such time as such trade secrets are no longer accorded trade secret status under [***] law).

13    Term and Termination

13.1
Term. This Agreement shall commence on the Effective Date and shall be in effect until [***] (the "Term”). In order to avoid interruptions in the supply of Product to Customer, at least [***] prior to the expiration of the Term, the Parties shall meet (in person or telephonically) to discuss whether or not to extend the Term of this Agreement or to agree in good faith on a new agreement, which may include revisions to the following terms:

13.1.1	an annual minimum supply quantity (kilograms or Batches) Customer undertakes to purchase from Lonza;

13.1.2	a minimum % of Customer's annual demand that Customer undertakes to purchase from Lonza; and

13.1.3	the option for Lonza to produce the Product in a dedicated manufacturing asset.

13.2	Termination. This Agreement may be terminated as follows:

13.2.1
by either Party if the other Party breaches a material provision of this Agreement and fails to cure such breach within [***] for non-payment) following written notification of such breach from the non-breaching party to the breaching party; provided, however, that such [***] (or [***] for non-payment) period may be extended only if mutually agreed to by the Parties if the identified breach is incapable of cure within [***] (or [***] for non-payment) and if the breaching Party promptly provides a plan and timeline to cure the breach, promptly commences efforts to cure the breach and diligently prosecutes such cure;

13.2.2	by Customer, if the Product does not receive FDA approval and if Customer notifies Lonza in writing, within [***] that it wishes to terminate the Agreement for that reason;

13.2.3	by Customer, if Customer is required to withdraw the Product from the market for regulatory or health and safety reasons, on [***] prior written notice to Lonza;

13.2.4
by either Party, immediately, if the other Party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has a receiver appointed for a substantial part of its assets, provided that, in the case of an involuntary proceeding, such other Party may not terminate this Agreement if the petition is dismissed within [***] of filing; or

13.2.5	by Customer pursuant to Section 7.3.3, 7.4.4 or 14.

13.3	Consequences of Termination.

13.3.1
In the event of termination hereunder by Lonza under Section 13.2.1, or 13.2.4 Lonza shall submit to Customer an invoice, together with sufficient substantiating documentation, for (i) any applicable [***] and (ii) any applicable [***]. Customer shall pay such invoice in accordance with Section 8. At Customer’s direction, with regard to any [***].

13.3.2
In the event of termination hereunder by Customer under Clause 13.2.2, or 13.2.3, (i) any Purchase Order(s) issued prior to the termination date that have not been fulfilled will be cancelled and such cancelled Purchase Orders shall not be subject to the Cancellation Fee set forth in Section 6.7, and (ii) Lonza shall submit to Customer an invoice, together with sufficient substantiating documentation, for (a) the [***], and (b) [***] as set forth in Section 6.4, if applicable. Customer shall pay such invoice in accordance with Section 8. At Customer’s direction, with regard to any [***].

13.3.3
In the event of termination hereunder by Customer under Clause 13.2.1, 13.2.4 or 13.2.5, (i) any Purchase Order(s) issued prior to the termination date that have not been fulfilled will be cancelled and such cancelled Purchase Orders shall not be subject to the Cancellation Fee set forth in Section 6.8, (ii) any [***], and (iii) [***]. In such event, Customer shall compensate Lonza only for [***].

13.3.4	In the event of termination by either Party, each Party agrees to return or destroy the other Party’s Confidential Information in accordance with Clause 12.4.

13.4	Survival. Sections 2.5, 4, 5, 8, 9, 10, 11, 12, 13.3, 13.4, 15.1, 15.3, 15.4, 15.5 and 15.6 shall survive the termination or expiration of this Agreement.

14    Force Majeure

14.1
If either Party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure and gives written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as the affected Party reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, the affected Party shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue, provided that such Party is obligated to mitigate damages and to use best efforts to resume the fulfilment of its contractual obligations as soon as reasonably possible. Provided that, if such Force Majeure persists for a period of [***] or more, the Party not affected by such force majeure may terminate this Agreement by delivering written notice to the affected Party, with immediate effect.

14.2
“Force Majeure” shall be deemed to include any reason or cause beyond a Party’s reasonable control affecting the performance by the Party of its obligations under the Agreement, including, but not limited to, acts of God, strike, lockouts, labor troubles, restrictive governmental orders or decrees, riots, insurrection, war, or terrorists acts.

14.3	Force Majeure affecting services or production at Lonza’s Affiliates shall be regarded as an event of Force Majeure.

15    Miscellaneous

15.1
Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible commercially equivalent considering the legal interests and the Purpose. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.2
Amendments/Assignment. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties. Lonza may instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement only with prior written consent from Customer, but Lonza shall remain fully responsible in respect of those obligations. Subject thereto, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that (a) either Party may assign this Agreement to (i) any Affiliate of such Party or (ii) any third party in connection with the sale or transfer (by whatever method, including merger, consolidation, acquisition or other form of business combination) of all or substantially all of the assets of the business related to the Facility or providing the Services in the case of Lonza, or all or substantially all of the assets related to the Product in the case of Customer, and (b) Lonza shall be entitled to sell, assign and/or transfer its trade receivables resulting from this Agreement without the consent of the Customer. For purposes of this Clause 15.2, the terms “assign” and “assignment” shall include, without limitation (i) the sale or transfer or other assignment of all or substantially all of the assets of the Party or the line of business or Product to which this Agreement relates, and (ii) a merger, consolidation, acquisition or other form of business combination. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

15.3
Notice. All notices must be written and sent to the address of the Party first set forth above. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile or electronic mail, (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.

15.4
Public Disclosures. It is understood that each Party may desire or be required to issue press releases or disclosures to the SEC or other applicable agency relating to this Agreement or activities hereunder. The Parties shall consult with each other reasonably and in good faith with respect to text and timing of such press releases and disclosures prior to the issuance thereof, provided that (i) neither Party may unreasonably withhold, condition or delay consent to such press releases or such disclosures to the SEC or other applicable agency, and (ii) either Party may issue such press releases or make such disclosures to the SEC or other applicable agency as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. Each Party shall provide the other Party with advance notice of legally required disclosures to the extent practicable. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a Party with the SEC or as otherwise required by applicable laws or regulations, provided that each Party may make any such filing it reasonably determines necessary under such applicable laws and regulations. After any initial press releases related to this Agreement, either Party may disclose, without the other Party’s consent, the existence of this Agreement, the identity of the other Party, and the terms of the Agreement which have already been publicly disclosed in accordance herewith. Notwithstanding the foregoing, Lonza shall not use the name of Customer, its Affiliates, or the names of their employees or representatives in any advertising materials without prior written consent of Customer, and Customer shall not use the name of Lonza, its Affiliates, or the names of their employees or representatives in any advertising materials without prior written consent of Lonza.

15.5
Authorized Disclosures. Customer may disclose the terms of this Agreement to any actual or potential acquiror or licensee to the Product, provided that: (i) such disclosure is solely for the purpose of such Third Party evaluating such acquisition or license opportunity with Customer; (ii) Customer redacts the financial terms of this Agreement (but Customer shall have the right to disclose the Batch Prices to any bona fide potential or actual acquirer or licensee who would bear and/or share the Batch Prices for the Product). Any party to whom such disclosure is made shall be under written obligations of confidentiality and non-use at least as stringent as those herein.

15.6	Governing Law/Jurisdiction. This Agreement is governed in all respects by the laws of [***]. The Parties agree to submit to the jurisdiction of the courts of [***].

15.7
Entire Agreement. This Agreement and its Appendices contain the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by .pdf shall constitute an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Manufacturing Services Agreement to be executed by its duly authorized representative effective as of the date written above.

LONZA LTD

By: /s/ Bart A. M. Van Aarnhem
Name Bart A. M. Van Aarnhem
Title Senior Legal Counsel

By: /s/ Cordula Altekruger
Name Cordula Altekruger
Title Senior Legal Counsel

AMAG PHARMACEUTICALS, INC
By: /s/ William K. Heiden
Name William K. Heiden
Title CEO

APPENDIX A

Product Pricing

Parties agree that the Batch Price shall be:

Product Volume                        Price per Batch ([***])
[***] Batches per Campaign                    [***] per Batch
Additional Batches: [***] (or more) per Campaign        [***] per Batch

Payment terms:

●
Lonza shall invoice and Customer shall pay [***] of the Batch Price upon confirmation of the binding Purchase Order in accordance with Section 6.3, for facility reservation, Raw Materials procurement, manufacturing and preparation (the “Up-Front Payment”).

●	Lonza shall invoice and Customer shall pay [***] of the Batch Price upon delivery of the Batch.

●	Invoicing and payment shall be in accordance with Section 8.

[***], as defined in this Agreement.

[***] as defined in Section 1. Lonza will submit an invoice to Customer for the Specialty Material and Specialty Material Fee in accordance with Section 2.9, and Customer will pay such invoice in accordance with Section 8.

Additional Work Scope:
Any additional project needs that are not specifically called out within this Agreement or the Quality Agreement shall be invoiced and billed under a separate work order.

APPENDIX B
Project Plan

APPENDIX C
Quality Agreement
[Attached]

APPENDIX D
Specifications
[Attached]

APPENDIX E
Change Order

Change Order – [insert number]

Dated: [insert date]

This is a Change Order of the purposes of Manufacturing Services Agreement between Lonza Ltd. and AMAG Pharmaceuticals, Inc. dated _________________[insert date] (the “Agreement”).

Terms used but not defined in this Change Order shall have the meaning given to them in the Agreement.

Effective Date:    Day, Month, Year
End Date:    Day, Month, Year

Current Price: [***]

Revised Price: [***]

New Total Cost (if applicable): [***]

The following reasons have caused the Price to change (increase or decrease):

1.

EXECUTED as an AGREEMENT

Signed by LONZA LTD. ___________________________ Signature ___________________________ Name ___________________________ Title ___________________________ Date	Signed for and on behalf of AMAG PHARMACEUTICALS, INC. ___________________________ Signature ___________________________ Name ___________________________ Title ___________________________ Date